PRESS RELEASE

SDI Announces Corporate Update

Wakefield, Massachusetts – July 24, 2018 (TSX-V: SDZ) (OTCQB: SDEV) Security Devices International Inc. (“SDI” or “the Company”) continues the development on their less lethal Personal Security Devices (“PSD”), announces changes to officers of the Company and Board of Directors, and issues securities to officer.

Development of Less Lethal Personal Security Devices

On April 15, 2018, the Company announced its acquisition of patents and related Intellectual Property (“IP”) focused on a new less lethal platform that delivers chemical irritants from a handgun-like Personal Security Device. As its first product offering utilizing the new IP, the Company is planning the introduction of a small, light-weight, .68 caliber hand-held PSD equipped with a 7-round magazine and capable of accurately and effectively engaging a target at up to 60 feet – less lethally and without causing serious injury. Targeted at home owners and enthusiasts who want protection without the burdens of gun ownership, the Company has already secured a commitment for 1,000 PSD’s from one of the leading distributors of firearms and accessories on the African continent.

Change to the Board of Directors

The Company is delighted to announce the addition of Paul Jensen to the SDI Board of Directors. Mr. Jensen, a graduate of the United States Military Academy at West Point, will bring his global network of contacts along with extensive product development experience to the Board as the Company expands outside of North America and continues to bring innovative security products to market.

Changes in Executive Positions

Dean Thrasher has been appointed Executive Chairman of the Company from his current position of CEO and will be responsible for the public side of the business. Paul Jensen has been appointed Chief Executive Officer of the Company from his current position as President & COO and will continue to steer our product development and move the Company into new markets that require less lethal platforms and munitions. Bryan Ganz has been appointed President of the Company from his current position of Executive Chairman and will be responsible for capital markets, investor relations, and some of our larger partners.

Issuance to Employee

The Company made a share issuance to Paul Jensen under the employment agreement announced August 28, 2017. SDI issued 298,880 common shares at a deemed price of CAD$0.2203 per share to satisfy the payment of USD $50,000 due in July 2018. The shares are subject to a four-month hold period.

Mr. Jensen is a related party of SDI under Multilateral Instrument 61-101 ("MI 61-101"). SDI is exempt from the formal valuation requirement and shareholder approval requirement of MI 61-101 in connection with this issuance.

About Security Devices International
SDI is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions.

Forward Looking Statement
The information in this news release includes certain information and statements about management’s view of future events, expectations, plans and prospects that constitute forward looking statements. Because of certain risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Although SDI believes that the expectations reflected in forward looking statements are reasonable, it can give no assurances that the expectations of any forward-looking statements will prove to be correct. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

NEITHER THE TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

For additional information contact:
Paul Jensen, CEO
Tel. 978-868-5011
www.securitydii.com